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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Life Sciences International PLC:

  We consent to the incorporation by reference in this registration statement on Form S-3 of Thermo Instrument Systems Inc. dated 24 July 1997 of our report dated 10 February 1997, with respect to the consolidated financial statements of Life Sciences International PLC as of and for the year ended 31 December 1996, which report appears in the Form 8-K/A of Thermo Instrument Systems Inc. dated 9 June 1997.

                                          KPMG Audit Plc

London, England
24 July 1997